Exhibit 10.51

AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (“Amendment”) is entered into this /27th/ day of /February/, 2004 between CINCINNATI GALLERIA, LLC, an Ohio limited liability company (“Purchaser”) and THE KIRK & BLUM MANUFACTURING COMPANY, an Ohio corporation (“Seller”) in order to modify that certain Purchase Agreement dated November 20, 2003 between Purchaser and Seller (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements contained in the Agreement and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, Purchaser and Seller agree as follows:

1.	The date by which Purchaser must pay the Deposit described in Section 2(a) of the Agreement is extended to March 31, 2004.

2.	All capitalized terms contained in this Amendment that are not typically capitalized and not otherwise defined in this Amendment shall have the meanings assigned to such terms by the Agreement.

3.	Except as specifically modified by the terms of this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect and unmodified.

Executed as of the day and year first above written.

Witnesses:	CINCINNATI GALLERIA, LLC,
an Ohio limited liability company

	By:	/s/ Kent M. Arnold
Print Name:		Kent M. Arnold Its President

Print Name

THE KIRK & BLUM MANUFACTURING
COMPANY, an Ohio corporation

	By:	/s/ Marshall J. Morris
Print Name:	Print:	Marshall J. Morris
	Its:	Treasurer
Print Name